UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2009

TC Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Tully’s Coffee Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the closing of the Green Mountain Transaction (as described in Item 2.01 below), we entered into a Supply Agreement, a License Agreement, and a Noncompetition Agreement with Green Mountain Coffee Roasters, Inc. (“Green Mountain”), each as more fully described below and in our definitive proxy statement filed with the Securities and Exchange Commission on February 20, 2009.

Supply Agreement

Under the terms of the Supply Agreement, (i) Green Mountain will use commercially reasonable efforts to supply us with all of our requirements of Products and Other Coffee Products during the term of the Supply Agreement; and (ii) we will agree to purchase all of our requirements of Products and Other Coffee Products from Green Mountain during the term of the Supply Agreement. As used in the Supply Agreement:

•	“Products” means certain 5-lb. bulk, Retail Coffee Bags and fractional pack coffee for use at Licensed Retail Stores (as defined in the License Agreement);

•

“Retail Coffee Bags” mean whole bean and ground coffee specifically packaged for retail sale. We expect that the Supply Agreement will support our product sourcing needs for our ongoing retail and specialty businesses; and

•	“Other Coffee Products” means grocery bagged coffees, K-Cup portion packs, and certain fractional pack coffees.

Pricing for a specified annual volume of Products will be established on a “cost plus” basis, with the “plus” premium reflecting a negotiated, commercially reasonable margin over Green Mountain’s cost of goods. Because Green Mountain’s pricing to us under the Supply Agreement will be tied to its own costs, we expect that the “cost plus” pricing for the Products will be competitive with market prices generally. If Tully’s requires a higher aggregate volume of Products in a given contract year and Green Mountain does not elect to continue the “cost plus” pricing for one or more Products after the specified volume is exceeded, the Products will be priced at Green Mountain’s best list price offered to like customers, provided that we will have the option to use a secondary vendor to supply such Products.

In addition, subject to the limitations set forth in the Supply Agreement, we may use a secondary vendor to supply a specific product (except K-Cup portion packs) if Green Mountain:

•	is unable to fill a purchase order for any such Product or Other Coffee Product within 30 days after the delivery date set forth in such order;

•	discontinues producing any such Product or Other Coffee Product;

•	elects not to produce a new Product or Other Coffee Product requested by us;

•	elects not to supply us with any seasonal, promotional or special event related coffee product requested by us; or

•	changes the cost-plus pricing for certain Products without our prior written approval.

The initial term of the Supply Agreement runs for five years (expiring March 27, 2014) and may be renewed thereafter for separate additional terms of one year each unless either party provides written notice of non-renewal to the other party at least 120 days in advance of the end of the initial five year term or additional term, as the case may be.

We must provide forecasting to Green Mountain on our estimated quarterly volume requirements. If our actual purchases under the Supply Agreement vary by more than 25% from our estimates, then we would be subject to a penalty fee.

The Supply Agreement contains certain restrictions on transferability, including that we may not assign the agreement without the prior written consent of Green Mountain, which may not be unreasonably withheld. Pursuant to the terms of the Supply Agreement, it is reasonable for Green Mountain to withhold its consent to a proposed assignment of the agreement by Tully’s to a third party if the proposed assignee does not meet Green Mountain’s standards as to general creditworthinesss or the proposed assignee is a direct competitor of Green Mountain in the coffee business. In addition, it will be a condition of Green Mountain’s obligation to consent to any such proposed assignment that the proposed assignee agrees to assume our obligations under the Company Noncompetition Agreement (as described below).

License Agreement

Under the License Agreement, for a payment by us of one dollar annually, Green Mountain has granted to us an exclusive, worldwide (excluding Japan), perpetual, fully paid-up license to use the Tully’s business names and trademarks set forth in the License Agreement (the “Licensed Marks”) in connection with:

(a) the retail sale of certain 5-lb. bulk, Retail Coffee Bags and fractional pack coffee for use at Licensed Retail Stores (as defined below), together with certain other coffee products we may be permitted to offer for retail sale (the “Licensed Products”), solely at or from Licensed Retail Stores;

(b) the operation of Licensed Retail Stores where Licensed Products are used and/or sold;

(c) the making, having made and selling of merchandising items (such as hats, t-shirts and mugs) under and/or bearing the Licensed Marks, but for resale solely in Licensed Retail Stores or at other stores or outlets wholly-owned by Tully’s, and only in a manner that is incidental to, and for the purpose of promoting or supporting, the operation of Licensed Retail Stores under the rights granted in the License Agreement; and to support the aforementioned licensed activities with promotional and advertising material under the Licensed Marks solely for the purpose of, and confined to, the support of exercise of the rights granted in the License Agreement;

(d) the use of the Licensed Marks outside of North America (except Japan) in connection with the wholesale sale of Licensed Products;

(e) the use of the Licensed Marks outside of North America (except Japan) to make, have made and sell merchandising items only in a manner that is incidental to, and for the purpose of promoting or supporting, the wholesale operations of Tully’s;

(f) the use of the Licensed Marks as solely provided for in our existing license agreement with Tully’s Coffee Asia Pacific Partners, L.P.; and

(g) the use of the Licensed Marks in connection with the operation of websites for the purpose of (i) providing information to consumers regarding the Licensed Products, merchandising items and/or Licensed Retail Stores, and for supporting any marketing efforts of Tully’s and (ii) the wholesale sale outside of North America of Licensed Products, Other Coffee Products, and merchandising items.

Tully’s may sublicense, either directly, as part of a franchise arrangement or otherwise, any or all of the rights granted to it under the License Agreement, in whole or in part, provided that: (i) all sublicenses are in writing and name Green Mountain as an express third party beneficiary; (ii) we provide a copy of all sublicense agreements to Green Mountain; (iii) all sublicenses obligate the sublicensees to maintain quality and otherwise comply with the applicable provisions of the License Agreement; and (iv) we remain jointly and severally liable for the conduct of sublicensees.

As used in the License Agreement, “Licensed Retail Stores” means all physical retail locations operating under certain Licensed Marks under the License Agreement by us or our sublicensees at which brewed coffee is the primary product sold to the end-use consumer for on-and off-premises consumption. The term Licensed Retail Store includes both standalone locations and physical retail locations within larger environments with their own separate menus and facilities (e.g., counter space, cash register or order pick-up), such as coffee “Kiosks,” store-in-store locations (such as a coffee bar located within a supermarket), locations sharing space with food service establishments, and locations within other large-scale facilities (e.g., airports, hospitals, manufacturing facilities and educational institutions).

The License Agreement also contains the following provisions which may affect the exclusivity of the license granted to us:

(a) Our exclusive license rights to operate retail stores in North America will revert to non-exclusive rights in North America if Tully’s fails to maintain at least 20 Benchmark Stores in North America. As used in the License Agreement, a “Benchmark Store” means a standalone Licensed Retail Store open for business in the ordinary and commercially reasonable course for such store.

(b) Commencing five years after the effective date of the License Agreement, Green Mountain may provide written notice to us of its desire to open its own Benchmark Store in a specific country outside of North America where, at that time, no Benchmark Store exists (“Retail Notice”). The Company or its sublicensee shall have one year (and up to an additional six months in the case of a force majeure event), after receipt of the Retail Notice, to open such Benchmark Store or to make substantial progress toward opening such Benchmark Store. If we fail to do so, Green Mountain shall have the right for two years (including up to an additional six months in the case of a force majeure event) to open its own Benchmark Store or to make substantial progress toward opening its own Benchmark Store, during which time our license rights set forth in the License Agreement in the country set forth in the Retail Notice shall revert to non-exclusive rights. Provided Green Mountain makes substantial progress toward opening its own Benchmark Store or upon Green Mountain opening its own Benchmark Store, our license rights set forth in the License Agreement in the country set forth in the Retail Notice shall permanently revert to non-exclusive rights. If Green Mountain fails to do so, our license rights in such country shall revert to being exclusive and Green Mountain’s right to exploit that particular Retail Notice shall terminate. Green Mountain may provide up to three Retail Notices per year to us after the fifth anniversary of the effective date of the License Agreement.

(c) Commencing two years after the effective date of the License Agreement, Green Mountain may provide written notice to us of its desire to engage in the wholesale sale of Licensed Products to a specific country outside of North America where, at that time, no wholesale sale of any Licensed Products to wholesale customers exists (“Wholesale Notice”). The Company or its sublicensee shall have one year (and up to an additional six months in the case of a force majeure event) after receipt of the Wholesale Notice to engage in active wholesale operations of the Licensed Products to such country or to make substantial progress toward engaging in active wholesale operations of any of the Licensed Products to such country. If we fail to do so, Green Mountain shall have the right for two years to engage in active wholesale operations of the Licensed Products to such country or to make substantial progress toward engaging in active wholesale operations of the Licensed Products to such country, during which time our license rights set forth in the License Agreement in the country set forth in the Wholesale Notice shall revert to non-exclusive rights. Provided Green Mountain does so engage in active wholesale operations of the Licensed Products, our license rights set forth in the License Agreement in the country set forth in the Wholesale Notice shall permanently revert to non-exclusive rights. If Green Mountain fails to do so, our license rights in such country shall revert to being exclusive and Green Mountain’s right to exploit that particular Wholesale Notice shall terminate. Green Mountain may provide up to three Wholesale Notices per year after the second anniversary of the effective date of the License Agreement.

The License Agreement has a perpetual term but is terminable by either party upon written notice to the other party in the event of any breach by the other party of a material obligation under the License Agreement, which the receiving party fails to cure within 30 days after receiving such notice, or in the event the other party (i) discontinues its business operations; (ii) makes an assignment for the benefit of its creditors or an admission of its inability to pay its obligations as they become due; or (iii) files or has filed against it a petition in bankruptcy or any similar proceeding or files any pleading seeking any reorganization, liquidation or dissolution under any law, or admits or fails to contest the material allegations of any such pleading filed against it, or is adjudicated as bankrupt or insolvent, or a receiver is appointed for a substantial part of such party’s assets, or the claims of creditors of such party are abated or subject to a moratorium under any law.

The License Agreement also contains customary terms such as requirements for Tully’s and its sublicensees to maintain the quality of the Licensed Products.

Noncompetition Agreements

The Company and Tom O’Keefe, our founder and chairman, have entered into separate noncompetition agreements with Green Mountain. We refer to these agreements collectively as the “Noncompetition Agreements” and individually as the “Company Noncompetition Agreement” and the “O’Keefe Noncompetition Agreement.”

Under the terms of the Company Noncompetition Agreement, we have agreed that, for a period of nine years after the closing of the Green Mountain Transaction, we will not directly or indirectly operate in the “coffee business” in the United States, Canada, Mexico, and the Caribbean (the “Excluded Territory”); provided, however, that we may continue to operate and expand “licensed retail stores” in the Excluded Territory.

Similarly, under the terms of the O’Keefe Noncompetition Agreement, Mr. O’Keefe has agreed that, for a period of five years after the closing of the Green Mountain Transaction, he will not directly or indirectly operate in the “coffee business” in the Excluded Territory; provided that he is not prohibited from (i) participating in the operation of our “licensed retail stores” in the Excluded Territory or (ii) serving as an officer, director or employee of the Company.

As used in the Noncompetition Agreements, the term “coffee business” means the business of roasting, packaging, brewing, selling, distributing or otherwise providing whole bean and ground coffees, hot or cold coffee beverages or related products, including coffee brewers, in the United States, Canada, Mexico and the Caribbean. As used in the Noncompetition Agreements, “licensed retail stores” mean a physical retail location operating under the “licensed marks” under the License Agreement (as defined below) by Tully’s or its sublicensees at which brewed coffee is the primary product sold to the end-use consumer for on- and off-premises consumption. Licensed retail stores include both standalone locations and physical retail locations within larger environments with their own separate menus and facilities (e.g., counter space, cash register or order pick-up), such as coffee “kiosks,” store-in-store locations (such as a coffee bar located within a supermarket), locations sharing space with food service establishments, and locations within other large-scale facilities (e.g., airports, hospitals, manufacturing facilities, and educational institutions); provided nothing within such larger environments constitutes a “licensed retail store” except the specific areas where coffee is ordered, brewed, sold and consumed.

Accordingly, under the Noncompetition Agreements, Mr. O’Keefe and the Company are prohibited in engaging in all aspects of the coffee business unless it involves the operation of a licensed retail store. This distinction means that we may continue to operate and expand our existing retail store locations as well as our licensed and franchise store business because each of these are included within the definition of “licensed retail stores.” We cannot continue to operate and expand our general wholesale coffee segment because that business is not included as a “licensed retail store.”

In addition to the non-competition covenants described above, both Tully’s and Mr. O’Keefe have agreed that, for a period of two years after the closing of the Green Mountain Transaction, neither Tully’s nor Mr. O’Keefe will solicit for employment any of our current employees who accept employment with Green Mountain in connection with the Green Mountain Transaction. As partial consideration for our agreement to enter into the Company Noncompetition Agreement, Green Mountain paid us $300,000 at closing. Mr. O’Keefe agreed to enter into the O’Keefe Noncompetition Agreement to induce Green Mountain to enter into the Asset Purchase Agreement, and he will not receive any cash consideration under the O’Keefe Noncompetition Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 27, 2009, we completed the sale of the assets associated with our wholesale business and supply chain to Green Mountain (the “Green Mountain Transaction”) pursuant to the terms of the previously disclosed Asset Purchase Agreement dated September 15, 2008, as amended by Amendment No. 1 thereto dated November 12, 2008 and Amendment No. 2 thereto dated February 6, 2009 by and among the Tully’s Coffee Corporation, Green Mountain and Tully’s Bellaccino, LLC. Green Mountain paid a total purchase price in cash of $40.3 million for the assets it acquired. The purchase price is subject to an inventory adjustment to be calculated within 120 days of March 27, 2009.

Item 3.03	Material Modification to Rights of Security Holders

As previously disclosed, our shareholders approved amendments to our Amended and Restated Articles of Incorporation in connection with the Green Mountain Transaction (the “Articles Amendments”). On March 26, 2009, we filed the Articles Amendments with the Washington Secretary of State.

The Articles Amendments amended our amended and restated articles of incorporation to:

(i) clarify that completion of the Green Mountain Transaction would not cause a liquidating distribution to our shareholders; and

(ii) enable the board to determine the amount of any future cash distribution to our shareholders without considering amounts that would be needed, if we were dissolved at the time of the distribution, to satisfy any liquidation rights that are superior to the rights of those shareholders receiving the distribution.

The text of the Articles Amendments is attached as Exhibit 3.01.

Item 5.03	Amendments to Articles of Incorporation

Also in connection with the Green Mountain Transaction, and as previously disclosed, Article I of our Amended and Restated Articles of Incorporation has been amended and restated in its entirety as follows:

“Article I. Name

The name of the Corporation is TC Global, Inc.”

Item 7.01	Regulation FD Disclosure.

The disclosures set forth under Item 1.01 and 2.01 are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.01	Articles of Amendment to the Amended and Restated Articles of Incorporation of Tully’s Coffee Corporation filed March 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 27, 2009	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer